Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, &

PROPERTY INFORMATION

QUARTER ENDED

MARCH 31, 2011

Conference Call Information:

Thursday, May 5, 2011

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 325-4802

Confirmation Code: 2283227

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

March 31, 2011

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of May 4, 2011, the date this Supplemental Financial, Operating, & Property Information package is first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

March 31, 2011

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation.  Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science entities driving growth and technological advances.  The Company has significant real estate assets adjacent to key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  These locations are in the best submarkets in each of the top life science cluster destinations, including San Francisco and San Diego, California; Greater Boston; New York City, New Jersey, and Suburban Philadelphia; Southeast; Suburban Washington, D.C.; Seattle, Washington; and international locations.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise it provides to its broad and diverse high-quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience and 10 years with Alexandria.  Our regional market directors have significant experience, expertise, as well as valuable relationships that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy to life science entities.  Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary as of March 31, 2011

Corporate headquarters	Pasadena, California
Markets	San Francisco, San Diego, Greater Boston, NYC/New Jersey/Suburban Philadelphia, Southeast, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	168
Total rentable square feet	13.7 million
Common shares outstanding	55.0 million
Dividend – quarter/annualized	$0.45/$1.80
Closing dividend yield – annualized	2.3%
Total market capitalization	$7.3 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

March 31, 2011

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP-Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
James H. Richardson	Director and Senior Management Consultant	John H. Cunningham	SVP-Regional Market Director-NY/Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Stephen A. Richardson	EVP-Regional Market Director-San Francisco
Vincent R. Ciruzzi	SVP-Construction and Development	Daniel J. Ryan	SVP-Regional Market Director-San Diego/Strategic Operations

Company Information
Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone: (626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail: corporateinformation@labspace.com
	Series C preferred stock: ARE-C	Web: www.labspace.com

Common Stock Data (NYSE: ARE)
	1Q11	4Q10	3Q10	2Q10	1Q10
High trading price	$80.72	$76.19	$73.89	$75.18	$69.03
Low trading price	$72.99	$65.60	$60.11	$60.48	$55.54
Closing stock price, average for period	$76.79	$71.25	$69.28	$68.80	$62.97
Closing stock price, at the end of the quarter	$77.97	$73.26	$70.00	$63.37	$67.60
Dividends per share – annualized	$1.80	$1.80	$1.40	$1.40	$1.40
Closing dividend yield – annualized	2.3%	2.5%	2.0%	2.2%	2.1%
Common shares outstanding at the end of the quarter	55,049,730	54,966,925	54,891,638	49,634,396	43,919,968
Closing market value of outstanding common shares (in thousands)	$4,292,227	$4,026,877	$3,842,415	$3,145,332	$2,968,990

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage

March 31, 2011

Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Jonathan Habermann	(917) 343-4260	Jason Ren	(312) 244-7008
		Sloan Bohlen	(212) 902-2796
		Conor Fennerty	(212) 902-4227

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	Michael Knott	(949) 640-8780	Michael Carroll	(440) 715-2649
Michelle Ko	(646) 855-1802	Lukas Hartwich	(949) 640-8780

Barclays Capital		International Strategy & Investment Group Inc		RW Baird
Ross Smotrich	(212) 526-2306	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	George Auerbach	(212) 446-9459	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
Mark Montandon	(212) 816-6243

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416

Credit Suisse		Keefe, Bruyette & Woods
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
Suzanne Kim	(415) 249-7943	Kristin Brown	(212) 887-7738

Alexandria Real Estate Equities, Inc. is currently covered by the equity research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

Highlights

First Quarter 2011:

•              First Quarter 2011 Funds from Operations (“FFO”) Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.15, Before First Quarter 2011 Losses on Early Extinguishment of Debt, Up 6% Compared to First Quarter 2010 FFO Per Share (Diluted) of $1.09

•              First Quarter 2011 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.44

•              Earnings Guidance Range for FFO per Share (Diluted) for the Year Ended December 31, 2011 of $4.52-$4.57

•              Executed 44 Leases for 552,000 Rentable Square Feet Including 76,000 Rentable Square Feet of Redevelopment and Development Space

•              First Quarter 2011 GAAP Rental Rate Increase of 1.6% on Renewed/Re-leased Space

•              GAAP Same Property Net Operating Income up 0.3%

•              First Quarter 2011 Occupancy of Operating Properties Remains Steady at 94%; First Quarter 2011 Occupancy of Operating and Redevelopment Properties at 89%

•              Repurchased, in Privately Negotiated Transactions, $96 Million of 3.7% Unsecured Convertible Notes

•              Extended Maturity Date and Increased Commitments on Unsecured Credit Facility from $1.9 Billion to $2.25 Billion

•              Closed on a New $250 Million Unsecured Term Loan

•              Completed Ground-up Development of 1500 Owens Street in Mission Bay, San Francisco Submarket; 96% Occupancy; Awarded LEED® Gold Certification

•              Acquired 4755 Nexus Center Drive, a Newly and Partially Completed 41,710 Rentable Square Foot Development Project Located in University Town Center in the San Diego Market

•              Awarded LEED® Gold Certifications for East Tower at Alexandria Center™ for Life Science – New York City and for 199 E. Blaine Street, a Property Located in the Seattle Market

April 2011:

•              Acquired 409 and 499 Illinois Street, a Newly and Partially Completed 453,256 Rentable Square Foot Development Project in Mission Bay, San Francisco, for $293 Million

•              Awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a Property Located in University Town Center in the San Diego Market

Financial Results

For the first quarter of 2011, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $63,110,000, or $1.15 per share (diluted), before losses on early extinguishment of debt compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $53,980,000, or $1.09 per share (diluted), for the three months ended March 31, 2010.  Comparing the three months ended March 31, 2011 to the three months ended March 31, 2010, FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 6%, before losses on early extinguishment of debt.  During the quarter ended March 31, 2011, we recognized losses on early extinguishment of debt of approximately $2.5 million related to the repurchases, in privately negotiated transactions, of approximately $96 million of certain of our 3.70% unsecured convertible notes.  Including the losses on early extinguishment of debt, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the quarter ended March 31, 2011, was $60,636,000, or $1.10 per share (diluted).

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended March 31, 2011 and 2010 was $36,707,000 and $29,738,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the first quarter of 2011 was $24,365,000, or $0.44 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $20,542,000, or $0.47 per share (diluted), for the first quarter of 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

Financial Results (continued)

The following table summarizes the significant items that impacted FFO (diluted) during each period presented (dollars in thousands, except per share amounts):

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$60,636	$58,474	$53,862	$9,840	$53,980
Loss on early extinguishment of debt	2,495	2,372	1,300	41,496	–
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	3,560	–
Impact of unvested restricted stock awards	(21)	(20)	(11)	(333)	–
FFO (diluted), as adjusted	$63,110	$60,826	$55,151	$54,563	$53,980

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	54,973,802	54,893,410	49,864,225	44,904,999	49,654,614
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	4,808,925	–
Weighted average shares of common stock outstanding for calculating FFO per share (diluted), as adjusted	54,973,802	54,893,410	49,864,225	49,713,924	49,654,614

FFO per share (diluted), as adjusted (1)	$1.15	$1.11	$1.11	$1.10	$1.09

(1)              Due to the loss on early extinguishment of debt recognized in the three months ended June 30, 2010, our FFO results for the three months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the period pursuant to the if-converted method of accounting.  Excluding the losses on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three months ended June 30, 2010.  For all periods since issuance of the notes in April 2009, except for the three months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

Leasing Activity

For the first quarter of 2011, we executed a total of 44 leases for approximately 552,000 rentable square feet at 30 different properties (excluding month-to-month leases).  Of this total, approximately 334,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 218,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 218,000 rentable square feet, approximately 76,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 142,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 1.6% higher on a GAAP basis than rental rates for the respective expiring leases.

As of March 31, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 91% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the credit facilities from $1.9 billion to $2.25 billion, consisting of a $1.5 billion unsecured line of credit (increased from $1.15 billion) and a $750 million unsecured term loan (together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bears interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the revolving credit facility was initially set at 2.4%.  The Applicable Margin for the LIBOR borrowings under the $750 million unsecured term loan was not amended in the Third Amendment and was 1.0% as of March 31, 2011.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the $750 million unsecured term loan remained unchanged at October 2012, assuming we exercise our sole right to extend the maturity date by one year.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

$250 Million Unsecured Term Loan

In February 2011, we closed on a new $250 million unsecured term loan.  The $250 million unsecured term loan bears interest at LIBOR or the specified base rate, plus in either case a margin specified in the loan agreement.  The applicable margin for the LIBOR borrowings under the $250 million unsecured term loan was initially set at 2.0% at closing.  The maturity date for the unsecured term loan is February 2014 and may be extended an additional 11 months at our sole discretion.  The net proceeds from this loan were used to reduce outstanding borrowings on our Unsecured Credit Facility.

3.7% Unsecured Convertible Notes

During the three months ended March 31, 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $98.6 million.  As a result of these repurchases, we recognized losses on early extinguishment of debt of approximately $2.5 million during the first quarter of 2011.  As of May 4, 2011, approximately $205.9 million in principal was outstanding, including $3.6 million of unamortized discount.

Acquisitions

During the three months ended March 31, 2011, we acquired 4755 Nexus Center Drive, a newly and partially completed development project located in University Town Center in the San Diego market, for approximately $7.4 million.  The property is a vacant 41,710 rentable square foot building in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a stabilized yield on cost on a GAAP and cash basis for this property in the range of 9.0% to 9.5% and 8.0% to 8.5%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a biotechnology company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011 will be within the following ranges below.  Our earnings outlook reflects certain current assumptions, including higher acquisition expenses, higher interest expense related to the refinancing of a portion of our unhedged outstanding balance under our $750 million unsecured term loan, and other changes in refinancing assumptions.

	2011
FFO per share (diluted)	$4.52 - $4.57	(1)
Earnings per share (diluted)	$2.03 - $2.08	(1)

(1)   Includes losses on early extinguishment of debt recognized in the first quarter of 2011 of approximately $0.05 per share.

The following table provides a summary of our previous guidance for 2011 FFO per share (diluted) and losses on early extinguishment of debt recognized in the first quarter of 2011:

Event	2011 FFO per Share (Diluted)

Guidance range as reported on February 2, 2011 in connection with our fourth quarter and year ended December 31, 2010 earnings call, including losses on early extinguishment of debt recognized in January 2011 of approximately $0.02

$4.58 - $4.68

Losses on early extinguishment of debt:
Recognized in January 2011	$(0.02)
Recognized in February 2011, after issuance of guidance on February 2, 2011	(0.03)
Losses on early extinguishment of debt recognized in the first quarter of 2011	$(0.05)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2011 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of March 31, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 26% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; public biotechnology companies represented approximately 21% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 18%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 16% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 12% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Forma Therapeutics, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, May 5, 2011 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2011.  To participate in this conference call, dial (719) 325-4802 and confirmation code 2283227, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, May 5, 2011.  The replay number is (719) 457-0820 and the confirmation code is 2283227.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the first quarter ended March 31, 2011 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of May 4, 2011, we had 170 properties aggregating 14.2 million rentable square feet composed of approximately 12.7 million rentable square feet of operating properties, approximately 784,671 rentable square feet undergoing active redevelopment, and approximately 691,078 rentable square feet undergoing active development.  In addition, our asset base will enable us to grow to approximately 28.3 million rentable square feet through additional ground-up development and other projects of approximately 14.1 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Revenues
Rental	$106,624	$99,902	$90,395	$89,512	$88,857
Tenant recoveries	32,908	30,636	29,648	26,576	26,564
Other income	777	1,633	1,586	922	1,072
Total revenues	140,309	132,171	121,629	117,010	116,493

Expenses
Rental operations	41,081	36,726	33,669	30,335	31,548
General and administrative	9,500	8,602	8,043	8,266	9,479
Interest	17,842	17,191	16,111	18,778	17,562
Depreciation and amortization	36,707	34,535	31,993	30,299	29,712
Total expenses	105,130	97,054	89,816	87,678	88,301
Income from continuing operations before loss on early extinguishment of debt	35,179	35,117	31,813	29,332	28,192

Loss on early extinguishment of debt	(2,495)	(2,372)	(1,300)	(41,496)	–
Income (loss) from continuing operations	32,684	32,745	30,513	(12,164)	28,192

(Loss) income from discontinued operations before gain on sales of real estate	(59)	(187)	(52)	(60)	569
Gain on sales of real estate	–	–	–	–	24
(Loss) income from discontinued operations, net	(59)	(187)	(52)	(60)	593

Gain on sales of land parcels	–	59,442	–	–	–
Net income (loss)	32,625	92,000	30,461	(12,224)	28,785

Net income attributable to noncontrolling interests	929	944	920	930	935
Dividends on preferred stock	7,089	7,089	7,089	7,090	7,089
Net income attributable to unvested restricted stock awards	242	726	217	149	219
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,365	$83,241	$22,235	$(20,393)	$20,542

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$1.52	$0.45	$(0.45)	$0.46
Discontinued operations, net	–	–	–	–	0.01
Earnings (loss) per share – basic	$0.44	$1.52	$0.45	$(0.45)	$0.47

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$1.52	$0.45	$(0.45)	$0.46
Discontinued operations, net	–	–	–	–	0.01
Earnings (loss) per share – diluted	$0.44	$1.52	$0.45	$(0.45)	$0.47

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Assets
Investments in real estate	$6,145,499	$6,060,821	$5,861,816	$5,718,492	$5,593,793
Less: accumulated depreciation	(647,034)	(616,007)	(588,167)	(562,755)	(538,570)
Investments in real estate, net	5,498,465	5,444,814	5,273,649	5,155,737	5,055,223
Cash and cash equivalents	78,196	91,232	110,811	73,254	70,980
Restricted cash	30,513	28,354	35,295	37,660	35,832
Tenant receivables	7,018	5,492	4,929	3,059	2,710
Deferred rent	123,091	116,849	108,303	102,422	99,248
Investments	88,694	83,899	80,941	77,088	76,918
Other assets	157,366	135,221	134,697	115,939	127,623
Total assets	$5,983,343	$5,905,861	$5,748,625	$5,565,159	$5,468,534

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$787,945	$790,869	$841,317	$859,831	$884,839
Unsecured line of credit and unsecured term loans	1,679,000	1,498,000	1,304,000	1,446,000	1,291,000
Unsecured convertible notes	202,521	295,293	374,146	378,580	586,975
Accounts payable, accrued expenses, and tenant security deposits	283,013	304,257	294,833	300,035	284,830
Dividends payable	31,172	31,114	25,554	23,683	21,709
Total liabilities	2,983,651	2,919,533	2,839,850	3,008,129	3,069,353

Redeemable noncontrolling interests	15,915	15,920	15,945	17,014	17,490

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	551	550	549	496	439
Additional paid-in capital	2,568,976	2,566,238	2,504,365	2,158,591	1,987,512
Retained earnings	360	734	–	–	–
Accumulated other comprehensive loss	(7,193)	(18,335)	(33,348)	(40,377)	(26,990)
Total Alexandria Real Estate Equities, Inc.’s stockholders’ equity	2,942,332	2,928,825	2,851,204	2,498,348	2,340,599
Noncontrolling interests	41,445	41,583	41,626	41,668	41,092
Total equity	2,983,777	2,970,408	2,892,830	2,540,016	2,381,691
Total liabilities, noncontrolling interests, and equity	$5,983,343	$5,905,861	$5,748,625	$5,565,159	$5,468,534

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Dollars in thousands, except per share amounts)

(Unaudited)

Earnings (Loss) per Share

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	$24,365	$83,241	$22,235	$(20,393)	$20,542
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	2	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–	–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$24,365	$83,243	$22,235	$(20,393)	$20,542

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	54,948,345	54,865,654	49,807,241	44,870,142	43,821,765
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	6,047	–	–	–
Dilutive effect of stock options	19,410	21,709	23,098	–	35,748
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	54,967,755	54,893,410	49,830,339	44,870,142	43,857,513

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.44	$1.52	$0.45	$(0.45)	$0.47
Diluted	$0.44	$1.52	$0.45	$(0.45)	$0.47

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Three Months Ended (1)
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,365	$83,241	$22,235	$(20,393)	$20,542
Add: Depreciation and amortization	36,707	34,551	32,009	30,342	29,738
Add: Net income attributable to noncontrolling interests	929	944	920	930	935
Add: Net income attributable to unvested restricted stock awards	242	726	217	149	219
Subtract: Gain on sales of property	–	(59,442)	–	–	(24)
Subtract: FFO attributable to noncontrolling interests	(1,065)	(1,036)	(1,053)	(1,039)	(1,098)
Subtract: FFO attributable to unvested restricted stock awards	(547)	(512)	(491)	(149)	(530)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	60,631	58,472	53,837	9,840	49,782
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	5	2	25	–	4,194
Amounts attributable to unvested restricted stock awards	–	–	–	–	4
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$60,636	$58,474	$53,862	$9,840	$53,980

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	54,948,345	54,865,654	49,807,241	44,870,142	43,821,765
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	6,047	6,047	33,886	–	5,797,101
Dilutive effect of stock options	19,410	21,709	23,098	34,857	35,748
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	54,973,802	54,893,410	49,864,225	44,904,999	49,654,614

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.10	$1.07	$1.08	$0.22	$1.14
Diluted	$1.10	$1.07	$1.08	$0.22	$1.09

(1)     FFO and FFO per share (diluted) for the quarter ended March 31, 2011 before the significant events impacting comparability was $63.1 million and $1.15 per share, respectively.  See page 7 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)
(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended (1)
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$60,631	$58,472	$53,837	$9,840	$49,782
Add/(deduct):
Capital expenditures	(608)	(260)	(329)	(440)	(303)
Second generation tenant improvements and leasing costs	(803)	(2,583)	(856)	(1,801)	(1,485)
Amortization of loan fees	2,278	1,999	1,795	2,026	2,072
Amortization of debt premiums/discounts	1,335	2,032	2,092	2,849	3,026
Amortization of acquired above and below market leases	(4,854)	(2,364)	(1,927)	(1,330)	(2,247)
Deferred rent/straight-line rent	(6,707)	(9,092)	(6,300)	(3,305)	(4,135)
Stock compensation	2,356	2,767	2,660	2,658	2,731
Capitalized income from development projects	1,428	1,486	1,544	1,302	1,356
Deferred rent/straight-line rent on ground leases	1,241	1,424	1,364	1,117	1,432
Loss on early extinguishment of debt	2,495	2,372	1,300	41,496	–
Allocation to unvested restricted stock awards	16	19	(11)	(363)	(25)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$58,808	$56,272	$55,169	$54,049	$52,204

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	54,948,345	54,865,654	49,807,241	44,870,142	43,821,765
Add: Dilutive effect of stock options	19,410	21,709	23,098	34,857	35,748
	54,967,755	54,887,363	49,830,339	44,904,999	43,857,513

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Balance Sheet Data
Investments in real estate	$6,145,499	$6,060,821	$5,861,816	$5,718,492	$5,593,793
Accumulated depreciation	$(647,034)	$(616,007)	$(588,167)	$(562,755)	$(538,570)
Investments in real estate, net	$5,498,465	$5,444,814	$5,273,649	$5,155,737	$5,055,223
Tangible non-real estate assets	$237,805	$240,873	$272,259	$218,373	$222,248
Total assets	$5,983,343	$5,905,861	$5,748,625	$5,565,159	$5,468,534
Gross assets (excluding cash and restricted cash)	$6,521,668	$6,402,282	$6,190,686	$6,017,000	$5,900,292
Secured notes payable	$787,945	$790,869	$841,317	$859,831	$884,839
Unsecured line of credit	$679,000	$748,000	$554,000	$696,000	$541,000
Unsecured term loans	$1,000,000	$750,000	$750,000	$750,000	$750,000
3.7% unsecured convertible notes	$202,290	$295,063	$373,918	$371,925	$369,961
8.0% unsecured convertible notes	$231	$230	$228	$6,655	$217,014
Total unsecured debt	$1,881,521	$1,793,293	$1,678,146	$1,824,580	$1,877,975
Total debt	$2,669,466	$2,584,162	$2,519,463	$2,684,411	$2,762,814
Net debt	$2,560,757	$2,464,576	$2,373,357	$2,573,497	$2,656,002
Total liabilities	$2,983,651	$2,919,533	$2,839,850	$3,008,129	$3,069,353
Common shares outstanding	55,049,730	54,966,925	54,891,638	49,634,396	43,919,968
Total market capitalization	$7,344,442	$6,994,306	$6,746,649	$6,212,596	$6,112,219

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Operating Data
Total revenues	$140,309	$132,171	$121,629	$117,010	$116,493
Deferred rent/straight-line rent	$6,707	$9,092	$6,300	$3,305	$4,135
Amortization of acquired above and below market leases	$4,854	$2,364	$1,927	$1,330	$2,247
Non-cash amortization of discount on unsecured convertible notes	$1,268	$1,971	$2,000	$2,925	$3,046
Non-cash amortization of discounts (premiums) on secured notes payable	$67	$61	$92	$(76)	$(20)
Loss on early extinguishment of debt	$(2,495)	$(2,372)	$(1,300)	$(41,496)	$–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$24,365	$83,243	$22,235	$(20,393)	$20,542
Earnings (loss) per share – diluted	$0.44	$1.52	$0.45	$(0.45)	$0.47
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$60,636	$58,474	$53,862	$9,840	$53,980
FFO per share – diluted	$1.10	$1.07	$1.08	$0.22	$1.09
Weighted average common shares outstanding – EPS – diluted	54,967,755	54,893,410	49,830,339	44,870,142	43,857,513
Weighted average common shares outstanding – FFO – diluted	54,973,802	54,893,410	49,864,225	44,904,999	49,654,614

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	65%	60%	58%	56%	57%
Unencumbered assets gross book value	$4,933,395	$4,825,963	$4,583,045	$4,404,729	$4,250,976
Unencumbered assets gross book value as a percentage of gross assets	74%	74%	72%	72%	71%
Percentage outstanding on unsecured line of credit at end of period	45%	50%	48%	61%	47%
Operating margin	71%	72%	72%	74%	73%
Adjusted EBITDA margin	66%	68%	68%	69%	68%
General and administrative expense as a percentage of total revenues	6.8%	6.5%	6.6%	7.1%	8.1%
EBITDA – trailing 12 months	$346,393	$335,304	$269,923	$267,281	$325,596
Adjusted EBITDA – quarter annualized	$368,100	$357,756	$330,164	$324,200	$315,168
Adjusted EBITDA – trailing 12 months	$345,055	$331,822	$323,545	$321,084	$327,685
Capitalized interest	$13,193	$14,629	$16,695	$18,322	$19,509
Weighted average interest rate used for capitalization during period	4.57%	4.67%	4.59%	5.06%	5.20%
Net debt to Gross Assets (excluding cash and restricted cash) at end of period	39%	39%	38%	43%	45%
Secured debt as a percentage of gross assets at end of period	12%	12%	13%	14%	15%
Net debt to Adjusted EBITDA – quarter annualized	7.0	6.9	7.2	7.9	8.4
Net debt to Adjusted EBITDA – trailing 12 months	7.4	7.4	7.3	8.0	8.1
Dividends per share on common stock	$0.45	$0.45	$0.35	$0.35	$0.35
Dividend payout ratio (common stock)	40%	41%	35%	32%	29%

	1Q11	4Q10	3Q10	2Q10	1Q10
Asset Base Statistics
Number of properties at end of period	168	167	165	162	162
Rentable square feet at end of period	13,702,215	13,660,505	12,869,453	12,657,709	12,657,709
Occupancy of operating properties at end of period	94.2%	94.3%	94.0%	94.0%	94.0%
Occupancy including redevelopment properties at end of period	88.6%	88.9%	89.3%	89.6%	88.9%
Annualized base rent per leased rentable square foot	$33.90	$33.95	$31.91	$31.10	$31.11
Leasing activity – YTD rentable square feet	551,622	2,744,239	1,670,004	1,031,018	563,901
Leasing activity – Qtr rentable square feet	551,622	1,074,235	639,559	550,678	563,901
Leasing activity – YTD GAAP rental rate increase	1.6%	4.9%	5.4%	4.2%	1.8%
Leasing activity – Qtr GAAP rental rate increase	1.6%	4.3%	8.1%	5.1%	1.8%
Leasing activity – YTD Cash rental rate increase	0.8%	2.0%	0.4%	0.3%	0.7%
Leasing activity – Qtr Cash rental rate increase	0.8%	4.2%	0.7%	0.0%	0.7%
Same property YTD growth in net operating income – GAAP basis	0.3%	0.4%	0.6%	0.6%	0.8%
Same property Qtr growth in net operating income – GAAP basis	0.3%	1.3%	0.1%	0.7%	0.8%
Same property YTD growth in net operating income – Cash basis	5.8%	1.5%	1.3%	1.3%	0.4%
Same property Qtr growth in net operating income – Cash basis	5.8%	2.0%	2.3%	2.5%	0.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	1Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998

Operating properties	95.2%	94.2%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.6%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

Quarterly Percentage Change in GAAP and Cash Same Property Net Operating Income

Summary of GAAP and Cash Rental Rate Increases on Renewed/Re-leased Space

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

March 31, 2011

(Dollars in thousands)

(Unaudited)

	Rentable Square Feet				Number of	Annualized
Markets	Operating	Redevelopment	Development	Total (1)	Properties	Base Rent

California – San Diego	2,038,336	422,803	165,140	2,626,279	37	$64,342

California – San Francisco	1,917,170	–	217,611	2,134,781	22	67,471

Greater Boston	3,250,589	210,660	–	3,461,249	38	119,414

NYC/New Jersey/Suburban Philadelphia	747,292	–	–	747,292	9	33,411

Southeast	713,221	30,000	97,000	840,221	13	14,757

Suburban Washington, D.C.	2,432,172	121,208	–	2,553,380	32	53,769

Washington – Seattle	997,205	–	–	997,205	12	34,820

Domestic markets	12,095,985	784,671	479,751	13,360,407	163	387,984

International	320,808	–	–	320,808	4	8,486	(2)

Subtotal	12,416,793	784,671	479,751	13,681,215	167	$396,470

Discontinued Operations/“Held for Sale”	21,000	–	–	21,000	1

Total	12,437,793	784,671	479,751	13,702,215	168

(1)                     See pages 40-41 for information on projects in India and China.

(2)                     During the first quarter 2011, a tenant exercised its right to terminate its lease on April 7, 2011 prior to the expiration of the lease.  The annualized base rent used herein includes the annualized base rent related to the three executed leases that will commence on April 8, 2011, with tenants currently in occupancy at this property as of March 31, 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	1Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998
Operating properties	95.2%	94.2%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.6%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

	Operating Properties			Operating and Redevelopment Properties
Markets	3/31/11	12/31/10	3/31/10	3/31/11	12/31/10	3/31/10

California – San Diego	92.6%	93.1%	87.4%	76.7%	77.3%	77.0%

California – San Francisco	96.0	95.8	95.8	96.0	95.8	95.8

Greater Boston	92.5	93.6	94.9	86.9	87.9	86.9

NYC/New Jersey/Suburban Philadelphia	85.2	85.8	83.5	85.2	85.8	83.5

Southeast	94.3	93.4	93.5	90.5	89.6	90.9

Suburban Washington, D.C.	96.3	95.8	95.4	91.8	92.2	90.1

Washington – Seattle	99.1	97.5	98.1	99.1	97.5	98.1

Domestic markets	94.0	94.1	93.9	88.3	88.6	88.6

International	100.0	100.0	100.0	100.0	100.0	100.0

Total	94.2%	94.3%	94.0%	88.6%	88.9%	88.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	-	-	96,641	1	$ 3,042	99.5%	99.5%
10975 North Torrey Pines Road	Torrey Pines	44,733	-	-	44,733	1	1,614	100.0%	100.0%
11119 North Torrey Pines Road	Torrey Pines	-	81,816	-	81,816	1	N/A	N/A	0.0%
3010 Science Park Road	Torrey Pines	74,557	-	-	74,557	1	3,215	100.0%	100.0%
3115/3215 Merryfield Row	Torrey Pines	158,645	-	-	158,645	2	6,498	100.0%	100.0%
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	119,684	89,923	-	209,607	4	3,197	73.6%	42.0%
10300 Campus Point Drive	University Town Center	169,353	203,717	-	373,070	1	6,267	100.0%	45.4%
4755/4757/4767 Nexus Center Drive	University Town Center	132,330	-	41,710	174,040	3	4,914	100.0%	100.0%
5200 Research Place	University Town Center	346,581	-	123,430	470,011	1	15,286	100.0%	100.0%
9363/9373/9393 Towne Center Drive	University Town Center	138,578	-	-	138,578	3	3,161	84.1%	84.1%
9880 Campus Point Drive	University Town Center	71,510	-	-	71,510	1	2,774	100.0%	100.0%
5810-5820 Nancy Ridge Drive	Sorrento Mesa	87,298	-	-	87,298	1	1,686	100.0%	100.0%
5871 Oberlin Drive	Sorrento Mesa	33,728	-	-	33,728	1	408	53.7%	53.7%
6138-6150 Nancy Ridge Drive	Sorrento Mesa	56,698	-	-	56,698	1	1,586	100.0%	100.0%
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	-	-	51,273	2	1,008	87.4%	87.4%
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	60,232	47,347	-	107,579	3	417	45.6%	25.5%
7330 Carroll Road	Sorrento Mesa	66,244	-	-	66,244	1	2,141	89.4%	89.4%
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	-	-	33,013	2	1,001	100.0%	100.0%
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	-	-	65,910	3	1,343	88.1%	88.1%
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	-	-	60,545	1	1,557	100.0%	100.0%
13112 Evening Creek Drive	I-15 Corridor	109,780	-	-	109,780	1	2,495	100.0%	100.0%
129/161/165 North Hill Avenue & 6 Thomas	LA Metro	61,003	-	-	61,003	2	732	56.4%	56.4%
California - San Diego		2,038,336	422,803	165,140	2,626,279	37	$ 64,342	92.6%	76.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Francisco
1500 Owens Street	Mission Bay	158,267	-	-	158,267	1	$ 6,776	95.9%	95.9%
1700 Owens Street	Mission Bay	157,340	-	-	157,340	1	6,793	96.8%	96.8%
455 Mission Bay Boulevard	Mission Bay	154,389	-	55,611	210,000	1	7,239	100.0%	100.0%
249 E. Grand Avenue	South San Francisco	129,501	-	-	129,501	1	5,084	100.0%	100.0%
341/343 Oyster Point Blvd	South San Francisco	107,960	-	-	107,960	2	2,095	100.0%	100.0%
400/450 East Jamie Court	South San Francisco	-	-	162,000	162,000	2	N/A	N/A	N/A
500 Forbes Boulevard	South San Francisco	155,685	-	-	155,685	1	5,540	100.0%	100.0%
600/630/650 Gateway Boulevard	South San Francisco	150,960	-	-	150,960	3	3,351	78.0%	78.0%
681 Gateway Boulevard	South San Francisco	126,971	-	-	126,971	1	6,161	100.0%	100.0%
7000 Shoreline Court	South San Francisco	136,393	-	-	136,393	1	4,441	100.0%	100.0%
901/951 Gateway Boulevard	South San Francisco	170,244	-	-	170,244	2	5,913	100.0%	100.0%
2425 Garcia Ave & 2400/2450 Bayshore Pky	Peninsula	98,964	-	-	98,964	1	2,747	84.0%	84.0%
2625/2627/2631 Hanover Street	Peninsula	32,074	-	-	32,074	1	1,354	100.0%	100.0%
3165 Porter Drive	Peninsula	91,644	-	-	91,644	1	3,929	100.0%	100.0%
3350 W. Bayshore Road	Peninsula	60,000	-	-	60,000	1	1,230	82.6%	82.6%
75 & 125 Shoreway Road	Peninsula	82,815	-	-	82,815	1	1,857	100.0%	100.0%
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,963	-	-	103,963	1	2,961	95.4%	95.4%
California - San Francisco		1,917,170	-	217,611	2,134,781	22	$ 67,471	96.0%	96.0%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	-	-	255,441	1	$ 17,302	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	-	-	177,101	1	9,863	96.5%	96.5%
300 Technology Square	Cambridge/Inner Suburbs	175,609	-	-	175,609	1	9,118	79.9%	79.9%
400 Technology Square	Cambridge/Inner Suburbs	177,662	17,114	-	194,776	1	5,995	100.0%	91.2%
500 Technology Square	Cambridge/Inner Suburbs	184,207	-	-	184,207	1	9,997	97.6%	97.6%
600 Technology Square	Cambridge/Inner Suburbs	128,224	-	-	128,224	1	4,493	99.6%	99.6%
700 Technology Square	Cambridge/Inner Suburbs	48,930	-	-	48,930	1	1,804	100.0%	100.0%
161 First Street	Cambridge/Inner Suburbs	46,356	-	-	46,356	1	1,853	99.5%	99.5%
167 Sidney Street	Cambridge/Inner Suburbs	26,589	-	-	26,589	1	1,388	100.0%	100.0%
215 First Street	Cambridge/Inner Suburbs	333,668	33,001	-	366,669	1	9,564	92.1%	83.8%
300 Third Street	Cambridge/Inner Suburbs	131,639	-	-	131,639	1	7,100	98.3%	98.3%
480 Arsenal	Cambridge/Inner Suburbs	140,744	-	-	140,744	1	4,529	100.0%	100.0%
500 Arsenal Street	Cambridge/Inner Suburbs	45,000	47,500	-	92,500	1	2,054	100.0%	48.6%
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	-	-	98,497	2	6,234	100.0%	100.0%
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	-	-	24,940	1	-	0.0%	0.0%
99 Erie Street	Cambridge/Inner Suburbs	27,960	-	-	27,960	1	593	42.3%	42.3%
100 Beaver Street	Rte 128	82,330	-	-	82,330	1	2,381	100.0%	100.0%
13-15 DeAngelo Drive	Rte 128	30,000	-	-	30,000	1	441	100.0%	100.0%
19 Presidential Way	Rte 128	128,325	-	-	128,325	1	3,398	100.0%	100.0%
29 Hartwell Avenue	Rte 128	59,000	-	-	59,000	1	2,671	100.0%	100.0%
3 Preston Court	Rte 128	30,000	-	-	30,000	1	-	0.0%	0.0%
35 Hartwell Avenue	Rte 128	46,700	-	-	46,700	1	1,650	100.0%	100.0%
35 Wiggins Avenue	Rte 128	48,640	-	-	48,640	1	724	100.0%	100.0%
44 Hartwell Avenue	Rte 128	26,828	-	-	26,828	1	1,105	100.0%	100.0%
45-47 Wiggins Avenue	Rte 128	38,000	-	-	38,000	1	1,235	100.0%	100.0%
60 Westview Street	Rte 128	40,200	-	-	40,200	1	1,257	100.0%	100.0%
6-8 Preston Court	Rte 128	54,391	-	-	54,391	1	603	84.0%	84.0%
111 Forbes Boulevard	Rte 495/Worcester	58,280	-	-	58,280	1	261	28.6%	28.6%
130 Forbes Boulevard	Rte 495/Worcester	97,566	-	-	97,566	1	871	100.0%	100.0%
155 Fortune Boulevard	Rte 495/Worcester	36,000	-	-	36,000	1	806	100.0%	100.0%
20 Walkup Drive	Rte 495/Worcester	-	113,045	-	113,045	1	N/A	N/A	0.0%
30 Bearfoot Road	Rte 495/Worcester	60,759	-	-	60,759	1	2,765	100.0%	100.0%
306 Belmont Street	Rte 495/Worcester	78,916	-	-	78,916	1	1,139	100.0%	100.0%
350 Plantation Street	Rte 495/Worcester	11,774	-	-	11,774	1	173	100.0%	100.0%
377 Plantation Street	Rte 495/Worcester	92,711	-	-	92,711	1	2,082	85.1%	85.1%
381 Plantation Street	Rte 495/Worcester	92,423	-	-	92,423	1	1,733	85.0%	85.0%
One Innovation Drive	Rte 495/Worcester	115,179	-	-	115,179	1	2,232	83.0%	83.0%
Greater Boston		3,250,589	210,660	-	3,461,249	38	$ 119,414	92.5%	86.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
NYC/New Jersey/Suburban Philadelphia
450 E. 29th Street	Midtown Manhattan	308,388	-	-	308,388	1	$ 24,746	95.8%	95.8%
100 Phillips Parkway	Bergen County	78,501	-	-	78,501	1	2,292	100.0%	100.0%
102 Witmer Road	Pennsylvania	50,000	-	-	50,000	1	3,345	100.0%	100.0%
200 Lawrence Road	Pennsylvania	111,451	-	-	111,451	1	1,246	100.0%	100.0%
210 Welsh Pool Road	Pennsylvania	59,415	-	-	59,415	1	946	100.0%	100.0%
5100 Campus Drive	Pennsylvania	21,782	-	-	21,782	1	101	31.7%	31.7%
701 Veterans Circle	Pennsylvania	35,155	-	-	35,155	1	735	100.0%	100.0%
702 Electronic Drive	Pennsylvania	40,000	-	-	40,000	1	-	0.0%	0.0%
279 Princeton Road	Princeton	42,600	-	-	42,600	1	-	0.0%	0.0%
New York/New Jersey/Suburban Philadelphia		747,292	-	-	747,292	9	$ 33,411	85.2%	85.2%

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Southeast
100 Capitola Drive	Research Triangle Park	65,992	-	-	65,992	1	$ 1,017	99.5%	99.5%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	-	-	158,417	1	4,954	100.0%	100.0%
2525 E. NC Highway 54	Research Triangle Park	81,580	-	-	81,580	1	1,655	100.0%	100.0%
5 Triangle Drive	Research Triangle Park	32,120	-	-	32,120	1	824	100.0%	100.0%
601 Keystone Park Drive	Research Triangle Park	77,395	-	-	77,395	1	1,306	100.0%	100.0%
6101 Quadrangle Drive	Research Triangle Park	-	30,000	-	30,000	1	N/A	N/A	0.0%
7 Triangle Drive	Research Triangle Park	-	-	97,000	97,000	1	N/A	N/A	N/A
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	-	-	133,654	3	2,842	90.0%	90.0%
800/801 Capitola Drive	Research Triangle Park	119,208	-	-	119,208	2	1,604	87.0%	87.0%
555 Heritage Drive	Palm Beach	44,855	-	-	44,855	1	555	74.3%	74.3%
Southeast		713,221	30,000	97,000	840,221	13	$ 14,757	94.3%	90.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	-	-	49,185	1	$ 1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	-	-	131,415	1	2,961	79.8%	79.8%
1405/1413 Research Boulevard	Rockville	176,669	-	-	176,669	2	4,988	100.0%	100.0%
1500/1550 East Gude Drive	Rockville	90,489	-	-	90,489	2	1,937	100.0%	100.0%
14920 Broschart Road	Rockville	48,500	-	-	48,500	1	961	100.0%	100.0%
15010 Broschart Road	Rockville	20,333	17,870	-	38,203	1	368	78.3%	41.7%
5 Research Court	Rockville	54,906	-	-	54,906	1	1,564	100.0%	100.0%
5 Research Place	Rockville	63,852	-	-	63,852	1	2,337	100.0%	100.0%
9800 Medical Center Drive	Rockville	204,264	77,211	-	281,475	4	7,291	100.0%	72.6%
9920 Medical Center Drive	Rockville	58,733	-	-	58,733	1	428	100.0%	100.0%
1201 Clopper Road	Gaithersburg	143,585	-	-	143,585	1	3,480	100.0%	100.0%
1300 Quince Orchard Road	Gaithersburg	54,874	-	-	54,874	1	812	100.0%	100.0%
16020 Industrial Drive	Gaithersburg	83,541	-	-	83,541	1	2,126	100.0%	100.0%
19/20/22 Firstfield Road	Gaithersburg	132,639	-	-	132,639	3	2,960	96.3%	96.3%
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	-	-	138,938	1	3,170	100.0%	100.0%
401 Professional Drive	Gaithersburg	63,154	-	-	63,154	1	876	77.9%	77.9%
620 Professional Drive	Gaithersburg	-	26,127	-	26,127	1	N/A	N/A	0.0%
708 Quince Orchard Road	Gaithersburg	49,624	-	-	49,624	1	1,142	99.3%	99.3%
9 W. Watkins Mill Road	Gaithersburg	92,449	-	-	92,449	1	2,587	100.0%	100.0%
910 Clopper Road	Gaithersburg	180,650	-	-	180,650	1	3,120	85.6%	85.6%
930/940 Clopper Road	Gaithersburg	104,302	-	-	104,302	2	1,866	100.0%	100.0%
950 Wind River Lane	Gaithersburg	50,000	-	-	50,000	1	1,082	100.0%	100.0%
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	-	-	191,884	1	2,348	93.2%	93.2%
14225 Newbrook Drive	Northern Virginia	248,186	-	-	248,186	1	4,341	100.0%	100.0%
Suburban Washington, D.C.		2,432,172	121,208	-	2,553,380	32	$ 53,769	96.3%	91.8%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
March 31, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Washington - Seattle
1201 & 1209 Mercer Street	Lake Union	16,740	-	-	16,740	1	$ 267	100.0%	100.0%
1201/1208 Eastlake Avenue	Lake Union	203,369	-	-	203,369	2	8,747	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	121,790	-	-	121,790	1	2,615	100.0%	100.0%
1600 Fairview Avenue	Lake Union	27,991	-	-	27,991	1	1,294	100.0%	100.0%
1616 Eastlake Avenue	Lake Union	165,493	-	-	165,493	1	5,663	94.7%	94.7%
199 E. Blaine Street	Lake Union	115,084	-	-	115,084	1	6,089	100.0%	100.0%
801 Dexter Avenue North	Lake Union	60,000	-	-	60,000	1	774	100.0%	100.0%
1124 Columbia Street	First Hill	203,817	-	-	203,817	1	6,643	99.8%	99.8%
3000/3018 Western Avenue	Elliott Bay	47,746	-	-	47,746	1	1,795	100.0%	100.0%
410 W. Harrison/410 Elliott Avenue West	Elliott Bay	35,175	-	-	35,175	2	933	100.0%	100.0%
Washington - Seattle		997,205	-	-	997,205	12	$ 34,820	99.1%	99.1%

Domestic Markets		12,095,985	784,671	479,751	13,360,407	163	$ 387,984	94.0%	88.3%

		Rentable Square Feet							Occupancy Percentage
Country	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent		Operating	Operating and Redevelopment
International
Canada		46,032	-	-	46,032	1	$ 1,895		100.0%	100.0%
Canada		66,000	-	-	66,000	1	1,083		100.0%	100.0%
Canada		140,776	-	-	140,776	1	2,292(	1)	100.0%	100.0%
Canada		68,000	-	-	68,000	1	3,216		100.0%	100.0%
International		320,808	-	-	320,808	4	$ 8,486		100.0%	100.0%

Total		12,416,793	784,671	479,751	13,681,215	167	$ 396,470		94.2%	88.6%

(1)   During the first quarter 2011, a tenant exercised its right to terminate its lease on April 7, 2011 prior to the expiration of the lease.  The annualized base rent used herein includes the annualized base rent related to the three leases that will commence on April 8, 2011, with tenants currently in occupancy at this property as of March 31, 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2011
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable	Unsecured Credit Facility		$250 Million Term Loan		Unsecured Convertible Notes
2011	$97,560	$261	$97,821	$–		$–		$–
2012	12,709	364	13,073	750,000	(1)	–		205,877
2013	52,771	384	53,155	–		–		–
2014	209,693	20,868	230,561	–		250,000	(3)	250
2015	8,205	–	8,205	679,000	(2)	–		–
Thereafter	386,168	–	386,168	–		–		–
Subtotal	$767,106	$21,877	788,983	1,429,000		250,000		206,127
Unamortized discounts			(1,038)	–		–		(3,606)
Total			$787,945	$1,429,000		$250,000		$202,521

Secured Notes Payable and Unsecured Debt Analysis

	Outstanding Balance	Percentage of Outstanding Balance	Weighted Average Interest Rate at End of Period (4)	Weighted Average Remaining Term
Secured Notes Payable	$787,945	29.5%	5.99%	5.4 Years
Unsecured Credit Facility - Line of Credit	679,000	25.4	2.65	3.8 Years	(2)
Unsecured Credit Facility - Term Loan	750,000	28.1	4.02	1.6 Years	(1)
Unsecured Term Loan	250,000	9.4	2.25	2.9 Years	(3)
Unsecured Convertible Notes	202,521	7.6	5.97	0.8 Years
Total Debt	$2,669,466	100.0%	4.23%	3.3 Years

(1)	Our $750 million unsecured term loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year.
(2)	Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise.
(3)	Our $250 million unsecured term loan matures in February 2014, and maybe extended by an additional 11 months at our sole discretion.
(4)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2015
March 31, 2011

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

California – San Diego	8/2/11	Non-Profit	7.50%	7.50%	$8,368
Greater Boston	10/1/11	Bank	8.10	5.69	2,181
Suburban Washington, D.C.	11/1/11	CMBS	7.25	5.82	2,928
Suburban Washington, D.C.	12/22/11	Bank	3.57	3.57	76,000
Other scheduled principal repayments/amortization					8,344
2011 Total					$97,821

Greater Boston	3/1/12	Insurance Co.	7.14%	5.83%	$1,357
Other scheduled principal repayments/amortization					11,716
2012 Total					$13,073

California – San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,940
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					11,595
2013 Total					$53,155

Greater Boston	4/1/14	Insurance Co.	5.26%	5.59%	$208,683
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					7,685
2014 Total					$230,561

Other scheduled principal repayments/amortization					$8,205
2015 Total					$8,205

(1)       Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt Analysis and Leverage
(Dollars in thousands)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	March 31, 2011	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed rate debt	$989,566	37.1%	5.98%	4.5 Years
Floating rate debt – hedged	450,000	16.8	5.88	1.6 Years
Floating rate debt – unhedged	1,229,900	46.1	2.23	3.1 Years
Total Debt	$2,669,466	100.0%	4.23%	3.3 Years

Leverage

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Total debt	$2,669,466	$2,584,162	$2,519,463	$2,684,411	$2,762,814
Less: cash, cash equivalents, and restricted cash	(108,709)	(119,586)	(146,106)	(110,914)	(106,812)
Net debt	$2,560,757	$2,464,576	$2,373,357	$2,573,497	$2,656,002

Adjusted EBITDA – quarter annualized	$368,100	$357,756	$330,164	$324,200	$315,168
Adjusted EBITDA – trailing 12 months	$345,055	$331,822	$323,545	$321,084	$327,685
Gross Assets (excluding cash and restricted cash)	$6,521,668	$6,402,282	$6,190,686	$6,017,000	$5,900,292
Net debt to Adjusted EBITDA – quarter annualized	7.0	6.9	7.2	7.9	8.4
Net debt to Adjusted EBITDA – trailing 12 months	7.4	7.4	7.3	8.0	8.1
Net debt to Gross Assets (excluding cash and restricted cash)	39%	39%	38%	43%	45%
Unencumbered net operating income as a percentage of total net operating income	65%	60%	58%	56%	57%
Unencumbered assets gross book value as a percentage of gross assets	74%	74%	72%	72%	71%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report. The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Unsecured Credit Facility Debt Covenants
March 31, 2011
(Unaudited)

Our unsecured credit facility contains financial covenants, including, among others, the following financial covenants (as defined under the terms of the agreement):

Covenant	Requirement	Actual at 3/31/11

Leverage Ratio	Less than or equal to 60.0%	37%

Unsecured Leverage Ratio	Less than or equal to 60.0%	40%

Fixed Charge Coverage Ratio	Greater than or equal to 1.5	2.2 (1)

Unsecured Debt Yield	Greater than or equal to 11.00% until June 30, 2011, and 12.00% thereafter	13.5%

Minimum Book Value	Greater than or equal to the sum of $2.0 billion and 50% of the net proceeds of equity offerings after January 28, 2011	$2.9 billion

Secured Debt Ratio	Less than or equal to 40%	11%

(1)          This ratio represents the fixed charge coverage ratio for the trailing 12 months.  The fixed charge coverage ratio for the current quarter annualized was approximately 2.5.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

March 31, 2011

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Notional Amount	Effective at 3/31/11

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000	$50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	75,000

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	75,000

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	100,000

Total					$450,000

(1)          Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

Historical Same Property Performance

Quarterly Percentage Change in GAAP and Cash Same Property Net Operating Income

Current Period Same Property Performance

	GAAP Basis				Cash Basis
	Three Months Ended				Three Months Ended
	3/31/11		3/31/10	% Change	3/31/11		3/31/10	% Change
Revenues	$99,903	(1)	$98,624	1.3%	$101,024	(1)	$95,946	5.3%
Operating expenses	27,936		26,868	4.0	27,936		26,868	4.0
Net Operating Income	$71,967		$71,756	0.3%	$73,088		$69,078	5.8%

Same Property Data
Number of properties	132
Rentable square footage	9,795,060
Occupancy:
March 31, 2011	94.4%
March 31, 2010	94.1%

(1)

During the three months ended March 31, 2011, we received a scheduled rent payment of approximately $2.7 million which was contractually due under one lease at one of the Same Properties.  Excluding the receipt of this contractual payment, growth in cash basis net operating income for the Same Properties for the three months ended March 31, 2011 would have been approximately 1.9%.  In accordance with GAAP, scheduled minimum lease payments are recognized on a straight-line basis over the lease term and therefore, the receipt of the $2.7 million noted above was not recorded as additional revenue for the three months ended March 31, 2011, and did not directly impact Same Property net operating income on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended March 31, 2011

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	47	469,677	$32.05	–	–	–	–
GAAP Basis	47	469,677	$30.78	–	–	–	–

Renewed/Re-leased Space Leased
Cash Basis	28	333,411	$31.97	$32.22	0.8%	$2.41	3.0 years
GAAP Basis	28	333,411	$30.69	$31.18	1.6%	$2.41	3.0 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	16	218,211	–	$34.17	–	$7.02	7.3 years
GAAP Basis	16	218,211	–	$36.76	–	$7.02	7.3 years

Month-to-Month Leases in Effect
Cash Basis	7	21,918	$33.14	$33.14	–	–	–
GAAP Basis	7	21,918	$33.14	$33.14	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	44	551,622	–	$32.99	–	$4.23	4.7 years
GAAP Basis	44	551,622	–	$33.38	–	$4.23	4.7 years

Including Month-to-Month Leases
Cash Basis	51	573,540	–	$33.00	–	–	–
GAAP Basis	51	573,540	–	$33.37	–	–	–

During the three months ended March 31, 2011, we granted tenant concessions/free rent averaging approximately one month with respect to the 552,000 rentable square feet leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

 (Unaudited)

	Quarter		Year Ended

	3/31/11		12/31/10		12/31/09		12/31/08		12/31/07
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	469,677	469,677	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033
Expiring Rates	$30.78	$32.05	$28.54	$27.18	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98

Renewed/Re-leased Space
Leased Rentable Square Footage	333,411	333,411	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894
New Rates	$31.18	$32.22	$32.04	$29.41	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41
Expiring Rates	$30.69	$31.97	$30.54	$28.84	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38
Rental Rate Changes	1.6%	0.8%	4.9%	2.0%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%
Average Lease Terms	3.0 years	3.0 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years

Developed/Redeveloped/Vacant Space Leased
Rentable Square Footage	218,211	218,211	966,273	966,273	676,163	676,163	906,859	906,859	686,856	686,856
New Rates	$36.76	$34.17	$39.89	$36.33	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59
Average Lease Terms	7.3 years	7.3 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years

Totals
Rentable Square Footage	551,622	551,622	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750
New Rates	$33.38	$32.99	$34.80	$31.84	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49
TI’s/Lease Commissions per Square Foot	$4.23	$4.23	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95
Average Lease Terms	4.7 years	4.7 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2011

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2011	72	(1)	1,598,728	(1)	12.1%	$29.91
2012	81		1,394,239		10.5	31.18
2013	78		1,311,553		9.9	29.37
2014	62		1,292,667		9.8	28.86
2015	47		1,030,907		7.8	31.10
2016	30		1,196,587		9.0	31.26
2017	20		820,343		6.2	34.44
2018	13		879,238		6.6	39.16
2019	8		413,721		3.1	34.12
2020	14		654,762		4.9	44.43

	2011 RSF of Expiring Leases							Annualized Base Rent of
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		Expiring Leases (per RSF)
California – San Diego	332,849	–	–		94,255	427,104		$39.02	(3)
California – San Francisco	41,742	10,631	32,074		120,996	205,443		32.80
Greater Boston	11,873	86,518	177,662	(4)	123,836	399,889		33.31
NYC/New Jersey/Suburban Philadelphia	–	1,191	–		23,606	24,797		20.07
Southeast	–	981	–		45,832	46,813		20.25
Suburban Washington, D.C.	98,353	3,789	–		22,069	124,211		22.23
Washington – Seattle	23,167	10,882	181,790	(5)	13,856	229,695		20.03
International	78,285	–	–		62,491	140,776		16.28	(6)
Total	586,269	113,992	391,526		506,941	1,598,728	(1)	$29.91
Percentage of expiring leases	37%	7%	24%		32%	100%

	2012 RSF of Expiring Leases					Annualized Base Rent
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	of Expiring Leases (per RSF)
California – San Diego	13,674	1,300	–	224,540	239,514	$28.95
California – San Francisco	–	42,950	–	127,333	170,283	26.01
Greater Boston	84,536	144,203	31,812	164,120	424,671	45.84
NYC/New Jersey/Suburban Philadelphia	–	–	–	–	–	–
Southeast	–	15,897	–	25,051	40,948	14.26
Suburban Washington, D.C.	59,338	26,675	35,031	238,812	359,856	21.82
Washington – Seattle	2,468	24,293	–	66,206	92,967	33.69
International	–	66,000	–	–	66,000	16.41
Total	160,016	321,318	66,843	846,062	1,394,239	$31.18
Percentage of expiring leases	11%	23%	5%	61%	100%

(1)          Excludes seven month-to-month leases for approximately 22,000 rentable square feet.

(2)          Represents leases that have been either (a) executed subsequent to March 31, 2011 as a renewal/extension, or (b) executed with another tenant.

(3)          Annualized base rent per square foot of remaining expiring leases of 103,996 rentable square feet is $17.11.

(4)          Represents office space targeted for redevelopment into single or multi-tenancy laboratory space.

(5)          Represents a 60,000 rentable square foot industrial building targeted for redevelopment into single or multi-tenancy laboratory space and a 121,790 rentable square foot office building targeted for redevelopment into multi-tenancy laboratory space.

(6)          During the first quarter 2011, a tenant exercised its right to terminate its lease on April 7, 2011 prior to the expiration of the lease.  The annualized base rent used herein includes the annualized base rent related to the three executed leases that will commence on April 8, 2011, with tenants currently in occupancy at this property as of March 31, 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

March 31, 2011

(Dollars in thousands)

(Unaudited)

			Remaining Lease				Approximate Aggregate	Percentage of Aggregate			Percentage of Aggregate	Investment Grade Entities (3)
		Number	Term in Years				Rentable	Total Square	Annualized		Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	Base Rent		Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	6	5.6		5.8		442,621	3.3%	$26,422		6.7%	AA	Aa2	AA-	–
2	Eli Lilly and Company	5	10.3		11.9		261,320	2.0	15,048		3.8	A+	A2	AA-	–
3	Roche Holding Ltd	5	6.5		6.8		387,813	2.9	14,834		3.7	AA-	A2	AA-	–
4	Biogen Idec Inc.	1	0.3	(4)	0.3	(4)	266,619	2.0	12,887	(5)	3.3	–	Baa3	BBB+	–
5	United States Government	8	3.7		3.9		370,059	2.8	11,343		2.9	AAA	Aaa	AAA	–
6	Bristol-Myers Squibb Company	3	7.7		7.8		250,454	1.9	10,086		2.5	A+	A2	A+	–
7	GlaxoSmithKline plc	4	7.6		7.8		199,318	1.5	10,057		2.5	A+	A1	A+	–
8	Massachusetts Institute of Technology	3	3.8		3.5		178,952	1.4	8,154		2.1	–	Aaa	AAA	✓
9	NYU-Neuroscience Translational Research Institute	2	14.6		13.6		79,788	0.6	7,224		1.8	–	Aa3	AA-	✓
10	Pfizer Inc.	3	8.2		8.0		133,622	1.0	6,511		1.6	AA-	A1	AA	–
11	Alnylam Pharmaceuticals, Inc. (6)	1	5.5		5.5		129,424	1.0	6,076		1.5	–	–	–	–
12	Theravance, Inc. (7)	2	7.2		7.7		170,244	1.3	5,913		1.5	–	–	–	–
13	Gilead Sciences, Inc.	1	9.3		9.3		109,969	0.8	5,820		1.5	–	Baa1	A-	–
14	Amylin Pharmaceuticals, Inc.	3	5.1		5.3		168,308	1.3	5,747		1.4	–	–	–	–
15	The Scripps Research Institute	2	5.7		5.6		96,500	0.7	5,193		1.3	–	Aa3	–	✓
16	Forrester Research, Inc.	1	0.5	(8)	0.5	(8)	145,551	1.1	4,987		1.3	–	–	–	–
17	Quest Diagnostics Incorporated	1	5.8		5.8		248,186	1.9	4,341		1.1	BBB+	Baa2	BBB+	–
18	Infinity Pharmaceuticals, Inc.	2	1.8		1.8		67,167	0.5	4,302		1.1	–	–	–	–
19	The Regents of the University of California	2	10.1		10.2		92,666	0.7	4,104		1.0	AA+	Aa1	AA	✓
20	UMass Memorial Health Care, Inc.	6	5.0		4.5		189,722	1.4	3,942		1.0	–	–	–	✓
	Total/Weighted Average:	61	5.9		6.4		3,988,303	30.1%	$172,991		43.6%

(1)          Represents remaining lease term in years based on percentage of leased square feet.

(2)          Represents remaining lease term in years based on percentage of annualized base rent in effect as of March 31, 2011.

(3)          Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.

(4)          In December 2010, we executed a 20-year lease for this space with Illumina, Inc., a premier gene sequencing company.

(5)          Annualized base rent as of March 31, 2011 excludes the amortization of acquired below market lease intangibles related to Biogen Idec Inc.

(6)          As of December 31, 2010, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(7)          As of February 14, 2011, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc.

(8)          Office building is targeted for redevelopment into life science laboratory space upon lease expiration.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

March 31, 2011

(Unaudited)

Institutional: Independent Non-Profit,
	Multinational Pharmaceutical	University, and Government
	• Abbott Laboratories	• Bill & Melinda Gates Foundation
	• Astellas Pharma Inc.	• Duke University
	• AstraZeneca PLC	• Environmental Protection Agency
	• Baxter International Inc.	• Fred Hutchinson Cancer Research Center
	• Bayer AG	• Massachusetts Institute of Technology
	• Bristol-Myers Squibb Company	• National Institutes of Health
	• Eisai Co., Ltd.	• NYU-Neuroscience Translational Research Institute
	• Eli Lilly and Company	• Sanford-Burham Medical Research Institute
	• GlaxoSmithKline plc	• The Scripps Research Institute
	• Johnson & Johnson	• The Regents of the University of California
	• Merck & Co., Inc.	• University of Massachusetts
	• Novartis AG	• UMass Memorial Health Care, Inc.
	• Pfizer Inc.	• University of Washington
• Roche Holding Ltd
• Sanofi-Aventis

Medical Device, Life Science
	Biotechnology: Public & Private	Product, Service, and Biofuels
	• Achaogen Inc.	• Bio-Rad Laboratories, Inc.
	• Alnylam Pharmaceuticals, Inc.	• Becton, Dickinson and Company
	• Ambrx, Inc.	• Canon U.S. Life Sciences, Inc.
	• Amgen Inc.	• Laboratory Corporation of America Holdings
	• Amylin Pharmaceuticals, Inc.	• Life Technologies Corporation
	• Avila Therapeutics, Inc.	• Monsanto Company
	• Biogen Idec Inc.	• PerkinElmer, Inc.
	• Celgene Corporation	• Qiagen N.V.
	• Fate Therapeutics, Inc	• Quest Diagnostics Incorporated
	• Forma Therapeutics, Inc.	• Sapphire Energy, Inc.
	• Gilead Sciences, Inc.	• LS9, Inc.
• Ikaria, Inc.
• Intellikine, Inc.
Client tenant mix by annualized base rent	• Intercell USA, Inc.
• MacroGenics, Inc.
• NGM Biopharmaceuticals, Inc.
• Presidio Pharmaceuticals, Inc.
• Proteostasis Therapeutics, Inc.
• Theravance, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended March 31, 2011

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Market/Property	Amount	Acquisition	Square Feet

Additions to Development Properties:

San Diego – University Town Center
4755 Nexus Center Drive (1)	$7,400	March	41,710

	$7,400		41,710

	Disposition	Month of	Rentable
Market/Property	Amount	Disposition	Square Feet

Dispositions:

None

(1)      The property is a newly and partially completed vacant building in shell condition for which we plan to complete the development.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
(Dollars in thousands, except per square foot amounts)

(Unaudited)

	March 31, 2011			December 31, 2010
	Book Value	Square Footage	Cost per Square Foot	Book Value	Square Footage	Cost per Square Foot

Rental properties	$4,572,014	12,437,793	$368	$4,546,769	12,429,224	$366
Less: accumulated depreciation	(647,034)			(616,007)
Rental properties, net	3,924,980			3,930,762

Construction in progress (“CIP”)/current value-added projects:
Active redevelopment	274,971	784,671	350	248,651	755,463	329
Active development	130,213	479,751	271	134,758	475,818	283
Projects in India and China	109,535	1,028,000	107	98,327	973,000	101
	514,719	2,292,422	225	481,736	2,204,281	219

Land/future value-added projects (1):
Land held for future development	493,180	10,088,000	49	431,838	8,328,000	52
Land undergoing preconstruction activities (additional CIP) (2)	528,124	2,593,000	204	563,800	3,014,000	187
	1,021,304	12,681,000	81	995,638	11,342,000	88
Investment in unconsolidated real estate entity	37,462	428,000	88	36,678	428,000	86
Real estate, net	5,498,465	27,839,215	$198	5,444,814	26,403,505	$206
Add: accumulated depreciation	647,034			616,007

Gross book value of real estate (1)	$6,145,499	27,839,215		$6,060,821	26,403,505

(1)                    In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.1 million developable square feet.  These parcels consist of: (1) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet at Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (2) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (3) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)                    We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
March 31, 2011

(Unaudited)

Construction in Progress (“CIP”)/Current Value-Added Projects

Active Redevelopment/Active Development Projects

A key component of our business model includes our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consists of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally ranges from $75 to $150 per square foot depending on the nature of the existing building improvements and laboratory design. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Projects in India and China

Projects in India and China primarily represent development opportunities and projects focused on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Future Value-Added Projects

Land Held for Future Development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Land Undergoing Preconstruction Activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to advance efforts to reduce the time to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as Land Held for Future Development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Investment in Unconsolidated Real Estate Entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

Future Redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment aggregating approximately 1.4 million rentable square feet. These spaces are currently classified in rental properties, net.

Capitalization Policy

In accordance with GAAP, we capitalize project costs clearly related to the construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are on-going, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other indirect project costs related to these assets would be expensed as incurred.  Expenditures for repair and maintenance are expensed as incurred and are not included in capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects
March 31, 2011

(Dollars in thousands)

 (Unaudited)

The following table summarizes our estimated capital expenditures, excluding capitalized interest, for the remainder of 2011.  Our actual capital expenditures will ultimately depend on many factors, including construction and infrastructure requirements for each tenant and final lease negotiations, and may materially differ from these estimates.

Redevelopment	$116,000

Development	77,000

Projects in India and China	43,000

Current Value-Added Projects	236,000

Preconstruction	22,000

Other	19,000

Total Preconstruction and Other	41,000

Total (1)	$277,000

(1)             Excludes estimated capital expenditures for 499 Illinois Street, which was acquired in April 2011.  We are preparing a detailed budget and timeline for construction expenditures.  Disclosure of estimated 2011 spending for this project will be provided on our Form 10-Q for the second quarter of 2011.

Current Value-Added Projects

Redevelopment capital expenditures for the remainder of 2011 represent estimated capital expenditures related to the rentable square feet undergoing active redevelopment as of March 31, 2011, as well as capital expenditures related to future redevelopment projects.

Development capital expenditures for the remainder of 2011 primarily represent estimated capital expenditures related to rentable square feet undergoing active development as of March 31, 2011, as well as capital expenditures related to other development projects.

Capital expenditures related to projects in India and China for the remainder of 2011 represent estimated capital expenditures related to development opportunities and projects focused on life science laboratory space for our current client tenants and other life science relationship entities in India and China.

Future Value-Added Projects – Preconstruction

Approximately $20.8 million of the total estimated preconstruction capital expenditures for the remainder of 2011 relate to preconstruction activities at Alexandria CenterTM at Kendall Square.  We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development and construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.

Other

Other capital expenditures represents estimated capital expenditures for the remainder of 2011 related to property-related tenant improvements, recurring capital expenditures, and other project costs (excluding costs related to the redevelopment and development of a property).  These amounts include payments for property-related capital expenditures and tenant improvements that are recoverable from our tenants.  As of March 31, 2011, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as heavy-duty heating, ventilation, and air conditioning systems maintenance and/or replacement, roof replacement, and parking lot resurfacing).  Capital expenditures fluctuate in any given period due to the nature, extent, and timing of improvements required and the extent to which they are recoverable from our tenants.  In addition, we maintain an active preventative maintenance program at each of our properties to minimize capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects
March 31, 2011

(Unaudited)

The following table summarizes the components of our value-added rentable square footage that are currently active projects, as of March 31, 2011:

Markets	Active Redevelopment	Active Development	Projects in India and China	Total

California – San Diego	422,803	165,140	–	587,943

California – San Francisco	–	217,611	–	217,611

Greater Boston	210,660	–	–	210,660

Suburban Washington, D.C.	121,208	–	–	121,208

Other	30,000	97,000	1,028,000	1,155,000

Total	784,671	479,751	1,028,000	2,292,422

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Redevelopment
March 31, 2011

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

	Redevelopment							Total Property
		Percentage (1)					Estimated
Market/Property	RSF	Leased	Negotiating/ Committed	Mktg	Status	Placed into Redevelopment	In-Service Dates	RSF (2)
San Diego – Torrey Pines
11119 North Torrey Pines Road	81,816	–	–	100%	Design/Permitting	2010	2012	81,816
3530/3350 John Hopkins Court	89,923	–	61%	39%	Construction	2010	2012	89,923

San Diego – University Town Center
10300 Campus Point Drive	203,717	43%	–	57%	Design/Construction	2011	2012/2013	373,070

San Diego – Sorrento Mesa
6275 Nancy Ridge Drive	47,347	–	–	100%	Design	2011	2012/2013	47,347

Greater Boston – Cambridge/Inner Sub.
400 Technology Square (3)	17,114	–	–	100%	Design	2009	2012	194,776
215 First Street (3)	33,001	–	69%	31%	Construction	(4)	2011	366,669
500 Arsenal Street	47,500	100%	–	–	Design	2010	2011	92,500

Greater Boston – Rte 495/Worcester
20 Walkup Drive	113,045	–	–	100%	Construction	(5)	2011	113,045

Southeast – Research Triangle Park
6101 Quadrangle Drive	30,000	–	–	100%	Design	2010	2012	30,000

Sub. Washington, D.C. – Rockville
15010 Broschart Road	17,870	61%	–	39%	Construction	2010	2012	38,203
9800 Medical Center Drive	77,211	–	100%	–	Design/Permitting	2009	2012	225,096

Sub. Washington, D.C. – Gaithersburg
620 Professional Drive	26,127	–	–	100%	Design	2011	2012	26,127
Total	784,671	18%	20%	62%				1,678,572

(1)	The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.
(2)

The operating portion of the properties aggregating 893,901 rentable square feet, including vacancy aggregating approximately 95,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties. See Summary of Properties on page 20.

(3)

Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment projects. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

(4)

Represents historical office building acquired with parcel included in overall Alexandria Center™ at Kendall Square. Remaining rentable square feet is undergoing conversion from office space to laboratory space.

(5)	Represents a former single-tenant building undergoing redevelopment.

As of March 31, 2011, our estimated cost to complete was approximately $150 per rentable square foot, or $118 million in aggregate, for the 784,671 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Development
March 31, 2011

 (Unaudited)

The following table summarizes our properties undergoing ground-up development:

	Development										Operating	Total Property
	Total	Leased		Negotiating/ Committed		Marketing			Building	Estimated Project Completion	Leased/ Occupied
Market/Property	RSF	RSF	%	RSF	%	RSF	%	Leasing Status	Description	Date	RSF	RSF

San Diego – University Town Center
4755 Nexus Center Drive	41,710	–	–	–	–	41,710	100%	Marketing	Single or Multi-tenant Bldg.	2013	–	41,710

5200 Research Place	123,430	123,430	100%	–	–	–	–	100% Leased to Illumina, Inc.	Single Tenant Bldg.	2012	–	123,430

San Francisco – Mission Bay
455 Mission Bay Boulevard	55,611	7,780	14%	38,141	69%	9,690	17%	Leased, Negotiating, and Marketing	Multi-tenant Bldg. with 4% Retail	2011	154,389	210,000

San Francisco – South SF
400/450 East Jamie Court	162,000	54,603	34%	–	–	107,397	66%	Leased and Marketing	Two Bldgs., Single or Multi-tenant	2011	–	162,000

Southeast – Research Triangle Park
7 Triangle Drive	97,000	97,000	100%	–	–	–	–	100% Leased to Medicago	Single Tenant Bldg.	2011	–	97,000

Total	479,751	282,813	59%	38,141	8%	158,797	33%				154,389	634,140

As of March 31, 2011, our estimated cost to complete was approximately $170 per rentable square foot, or $82 million in aggregate, for the 479,751 rentable square feet undergoing ground-up development.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Future Value-Added Projects
March 31, 2011

(Unaudited)

The following table summarizes the components of our future value-added square footage as of March 31, 2011:

Markets	Land Held for Future Development	Land Undergoing Preconstruction Activities (additional CIP)	Total Land (1)	Investment in Unconsolidated Real Estate Entity	Future Redevelopment (2)

California – San Diego	1,101,000	–	1,101,000	–	134,000

California – San Francisco/Mission Bay	290,000	–	290,000	–	–

California – San Francisco/So. San Francisco	1,051,000	144,000	1,195,000	–	65,000

Greater Boston	225,000	1,882,000	2,107,000	428,000	362,000

New York City	–	407,000	407,000	–	–

Suburban Washington, D.C.	1,035,000	–	1,035,000	–	466,000

Washington – Seattle	1,131,000	160,000	1,291,000	–	120,000

International	4,624,000	–	4,624,000	–	–

Other	631,000	–	631,000	–	258,000

Total	10,088,000	2,593,000	12,681,000	428,000	1,405,000

(1)               In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.1 million developable square feet.  These parcels consist of: (1) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (2) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (3) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)               Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in rental properties, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Rendering of Alexandria CenterTM at Kendall Square, East Cambridge Massachusetts
March 31, 2011

(continued)

Buildings in the white outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet.  We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development, construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective is to advance preconstruction activities in order to reduce the time to deliver a new ground-up development to a prospective tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Site Plan of Alexandria CenterTM for Life Science – New York City

March 31, 2011

(continued)

During the fourth quarter of 2010, we completed the ground-up development of the east tower at Alexandria CenterTM for Life Science – New York City (“ACNYC”) aggregating approximately 308,000 rentable square feet.  Occupancy of this tower was approximately 96% as of March 31, 2011.  The ACNYC campus also includes 407,000 developable square feet, site of the future west tower, as well as a parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

NYU MEDICAL SCHOOL
FUTURE DEVELOPMENT PARCEL
EAST RIVER WATERFRONT
EAST RIVER
FDR DRIVE
FIRST AVENUE
GATEWAY
EAST 29TH STREET
RETAIL CORRIDOR
CAMPUS ARRIVAL
VALET/TAXI ARRIVAL AREA
GARDEN PLAZA
RIVER ESPLANADE
FUTURE WEST TOWER
THE ALEXANDRIA CUBE
EAST TOWER
BELLEVUE EXISTING I & K BUILDING
BELLEVUE HOSPITAL
BELLEVUE HOSPITAL

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Map and Rendering of Mission Bay, San Francisco, California
March 31, 2011

(continued)

The Alexandria CenterTM for Science and Technology at Mission Bay will consist of up to five high-quality facilities aggregating approximately 816,000 rentable square feet.  We have three buildings aggregating approximately 526,000 leased to Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Expenditures

(Dollars in thousands, except for per square foot amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Capital expenditures (1):

Major capital expenditures	$288	$–

Recurring capital expenditures	$320	$303

Square feet in asset base	13,198,744	12,517,072

Per square foot:

Major capital expenditures	$0.02	$–

Recurring capital expenditures	$0.02	$0.03

Tenant improvements and leasing costs:

Re-tenanted space (2)

Tenant improvements and leasing costs	$256	$626

Re-tenanted square feet	66,353	117,733

Per square foot	$3.86	$5.32

Renewal space

Tenant improvements and leasing costs	$547	$859

Renewal square feet	267,058	230,655

Per square foot	$2.05	$3.72

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(2)	Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

March 31, 2011

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

March 31, 2011

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (dollars in thousands):

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Net income (loss)	$32,625	$92,000	$30,461	$(12,224)	$28,785
Interest expense	17,842	17,191	16,111	18,778	17,562
Depreciation and amortization (1)	36,707	34,551	32,009	30,342	29,738
EBITDA	87,174	143,742	78,581	36,896	76,085
Stock compensation expense	2,356	2,767	2,660	2,658	2,731
Gain on sales of property	–	(59,442)	–	–	(24)
Loss on early extinguishment of debt	2,495	2,372	1,300	41,496	–
Adjusted EBITDA	$92,025	$89,439	$82,541	$81,050	$78,792

Total revenues	$140,309	$132,171	$121,629	$117,010	$116,493
Adjusted EBITDA margin	66%	68%	68%	69%	68%

(1)     Includes depreciation and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (2) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (3) capitalized income from development projects, (4) gains or losses on early extinguishment of debt, (5) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (6) effects of deferred rent/straight-line rent and deferred rent/straight-line rent on ground leases, (7) non-cash compensation expense related to restricted stock awards, and (8) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Annualized Base Rent

Annualized base rent means the annualized fixed base rental amount in effect as of March 31, 2011 related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).  As of March 31, 2011, annualized base rent for the San Diego market excludes the amortization of acquired below market lease intangibles related to Biogen Idec Inc.  In addition, during the three months ended March 31, 2011, a tenant exercised its right to terminate its lease on April 7, 2011 prior to the expiration of the lease.  The annualized base rent used herein for that property includes the annualized base rent related to the three executed leases that will commence on April 8, 2011, with tenants currently in occupancy at this property as of March 31, 2011.

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are on-going, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.  Capitalized interest for the three months ended March 31, 2011 was approximately $13.2 million. The average interest rate for the three months ended March 31, 2011 required for the purpose of calculating capitalization of interest was approximately 4.57%.  Capitalized interest assumes conversion of our 8% unsecured convertible notes for all periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratios for the three months ended March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010 are based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding the losses on early extinguishment of debt.  The dividend payout ratios for the three months ended March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010 including the losses on early extinguishment of debt were 41%, 43%, 36%, and 178%, respectively.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings (Loss) per Share

We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8% unsecured convertible notes, are dilutive or antidilutive to earnings (loss) per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the fourth quarter of 2010 did not meet the criteria for discontinued operations since the parcels did not have any significant operations prior to disposition.  Accordingly, for the three months ended December 31, 2010, we classified the $59.4 million gain on sales of land parcels below income (loss) from discontinued operations, net in the consolidated income statements, and included the gain in income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings (loss) per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings (loss) per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings (loss) per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  For all periods except for the three months ended June 30, 2010, the effect of stock options using the treasury stock method was dilutive to income (loss) from continuing operations per share and as such, was included in the computation of diluted earnings (loss) per share.

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”).  In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For all periods except the three months ended December 31, 2010, potential common shares issuable upon conversion of our 8% unsecured convertible notes were antidilutive to income (loss) from continuing operations per share and as such, were excluded from the computation of diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Earnings (Loss) per Share (continued)

The table below is a reconciliation of the numerators and denominators of the basic and diluted per share computations for income (loss) from continuing operations (dollars in thousands, except per share amounts):

	Three Months Ended (1)
Numerator	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Income (loss) from continuing operations	$32,684	$32,745	$30,513	$(12,164)	$28,192
Gain on sales of land parcels	–	59,442	–	–	–
Net income attributable to noncontrolling interests	(929)	(944)	(920)	(930)	(935)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.	31,755	91,243	29,593	$(13,094)	$27,257

Dividends on preferred stock	(7,089)	(7,089)	(7,089)	(7,090)	(7,089)
Income from continuing operations attributable to unvested restricted stock awards	(242)	(728)	(217)	(149)	(212)
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	24,424	83,426	22,287	(20,333)	19,956

Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	2	–	–	–
Amounts attributable to unvested restricted stock awards	–	1	–	–	–
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$24,424	$83,429	$22,287	$(20,333)	$19,956

Denominator
Weighted average shares of common stock outstanding – denominator for basic earnings (loss) per share	54,948,345	54,865,654	49,807,241	44,870,142	43,821,765
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	6,047	–	–	–
Dilutive effect of stock options	19,410	21,709	23,098	–	35,748
Weighted average shares of common stock outstanding – denominator for diluted earnings (loss) per share	54,967,755	54,893,410	49,830,339	44,870,142	43,857,513

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders from continuing operations
Basic	$0.44	$1.52	$0.45	$(0.45)	$0.46
Diluted	$0.44	$1.52	$0.45	$(0.45)	$0.46

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

EBITDA

See Adjusted EBITDA.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings (loss) per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented in which the notes were outstanding except for the three months ended June 30, 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

Same Property Comparisons and Net Operating Income

As of March 31, 2011 and 2010, we owned 168 and 162 properties, respectively (the “Total Property Portfolio”). As a result of changes within our Total Property Portfolio, the financial data presented in the table on the following page shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first period presented, properties undergoing active redevelopment and active development, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.  For the three months ended March 31, 2011 and 2010, our Same Properties consisted of 132 operating properties aggregating approximately 9.8 million rentable square feet.

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus losses from early extinguishments of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to our results of operations from our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other REIT’s that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Same Property Comparisons and Net Operating Income (continued)

During the three months ended March 31, 2011, we received a scheduled rent payment of approximately $2.7 million which was contractually due under one lease at one of the Same Properties.  Excluding the receipt of this contractual payment, growth in cash basis net operating income for the Same Properties for the three months ended March 31, 2011 would have been approximately 1.9%.  In accordance with GAAP, scheduled minimum lease payments are recognized on a straight-line basis over the lease term and therefore, the receipt of the $2.7 million noted above was not recorded as additional revenue for the three months ended March 31, 2011, and did not directly impact Same Property net operating income on a GAAP basis.

The following table presents a comparison of the components of same property and non-same property net operating income for the three months ended March 31, 2011, compared to the three months ended March 31, 2010, and a reconciliation of net operating income to income from continuing operations, the most directly comparable financial measure (dollars in thousands):

	Three Months Ended March 31,
Revenues:	2011	2010	% Change
Total revenues – Same Properties	$99,903	$98,624	1.3%
Total revenues – Non-Same Properties	40,406	17,869	126.1
Total revenues	140,309	116,493	20.4

Expenses:
Rental operations – Same Properties	27,936	26,868	4.0
Rental operations – Non-Same Properties	13,145	4,680	180.9
Total rental operations	41,081	31,548	30.2

Net operating income:
Net operating income – Same Properties	71,967	71,756	0.3
Net operating income – Non-Same Properties	27,261	13,189	106.7
Total net operating income	99,228	84,945	16.8

Other expenses:
General and administrative	9,500	9,479	0.2
Interest	17,842	17,562	1.6
Depreciation and amortization	36,707	29,712	23.5
Loss on early extinguishment of debt	2,495	–	100.0
Total other expenses	66,544	56,753	17.3

Income from continuing operations	$32,684	$28,192	16.0%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

March 31, 2011

(Unaudited)

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each date presented (in thousands):

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Cash and cash equivalents	$78,196	$91,232	$110,811	$73,254	$70,980
Restricted cash	30,513	28,354	35,295	37,660	35,832
Tenant receivables	7,018	5,492	4,929	3,059	2,710
Investments	88,694	83,899	80,941	77,088	76,918
Other tangible non-real estate assets	33,384	31,896	40,283	27,312	35,808
Total tangible non-real estate assets	$237,805	$240,873	$272,259	$218,373	$222,248

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes).

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.  The decrease in the weighted average interest rate for calculating capitalization of interest from 4.67% for the three months ended December 31, 2010 to 4.57% for the three months ended March 31, 2011 was primarily due to the repurchase, in privately negotiated transactions, of approximately $96.1 million of certain of our 3.7% unsecured convertible notes and a higher proportion of variable LIBOR-based debt outstanding relative to total outstanding debt during the three months ended December 31, 2010.  Unhedged LIBOR-based debt outstanding under our credit facility had a weighted average interest rate of 2.22% and hedged variable rate debt and fixed rate debt had a weighted average interest rate of 5.95% as of March 31, 2011.  The weighted average interest rate for capitalization shown on page 18 represents the average rates for each reporting period.  This average rate for each reporting period is different than the interest rate in effect as of the balance sheet date for each quarter end (i.e. one point in time compared to an average over three months during the quarter) shown on page 28.  Additionally, the weighted average interest rate for capitalization shown on page 18 includes amortization of loan fees and assumes the conversion of our 8% unsecured convertible notes for all periods.